UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2021

EVO Transportation & Energy Services, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	000-54218	37-1615850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2075 West Pinnacle Peak Rd. Suite 130, Phoenix, AZ		85027
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 877-973-9191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Settlement Agreement and Release

On March 17, 2021, EVO Transportation & Energy Services, Inc. (the “Company”), entered into a Settlement Agreement and Releases dated March 12, 2021 (the “Settlement Agreement”) between the Company, Midwest Bank (“Midwest”), Dan Thompson II, LLC (“DTII”), Antara Capital LP, Antara Capital Master Fund LP, Antara Capital GP, LLC, Antara Capital Fund GP LLC, CEOF Holdings, LP and Himanshu Gulati (collectively, “Antara Group”), and Danny R. Cuzick, individually and as Holders’ Representative on behalf of Damon R. Cuzick, Theril H. Lund, and Thomas J. Kiley (the “Individual Parties”) related to a draft complaint that Midwest and DTII sent to the Company on or about November 5, 2020 (the “Draft Complaint”), asserting claims based on breach of contract, breach of the implied covenant of good faith and fair dealing, tortious interference with contract and unjust enrichment.  The Draft Complaint related to that certain Secured Convertible Promissory Note (the “DTII Note”) in the principal amount of $3,000,000 dated July 20, 2018 issued by the Company to DTII and the note purchase agreement and security agreement related thereto (the “DTII Agreements”). The Company denied all claims asserted by Midwest and DTII and would have asserted various defenses to the Draft Complaint had it been filed.

The Settlement Agreement provides for various releases among the parties to the Settlement Agreement and their respective representatives, successors, and assigns, including releases arising out of or related to the DTII Note, the DTII Agreements, and all facts, events and occurrences described in the Draft Complaint.  The Company denied any liability regarding the Draft Complaint in connection with the Settlement Agreement.  Pursuant to the Settlement Agreement, the Company agreed to purchase from Midwest, as successor to DTII, the DTII Note and the DTII Agreements.  As consideration for the DTII Note and DTII Agreements, the Company agreed to pay $500,000 in cash to Midwest and to issue to Midwest a warrant (the “Midwest Warrant”) to purchase up to 1,250,000 shares of common stock of the Company at a price of $0.01 per share.   The Company also agreed to exchange the warrant issued to DTII in connection with the DTII Note to purchase up to 1,200,000 shares of common stock of the Company at a price of $2.50 per share for (i) a warrant to purchase up to 950,000 shares of common stock of the Company at a price of $2.50 per share and (ii) a warrant to purchase up to 250,000 shares of common stock of the Company at a price of $0.01 per share (collectively, the “DTII Warrants”).

The foregoing summaries of the material terms of the Settlement Agreement, the Midwest Warrant, and the DTII Warrants are not complete and are qualified in their entirety by reference to the text of the Settlement Agreement, the Midwest Warrant, and the DTII Warrants, copies of which are filed herewith as Exhibits 10.1, 10.2, 10.3, and 10.4, respectively, and the terms of which are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above with respect to the Midwest Warrant and the DTII Warrants is incorporated herein by reference into this Item 3.02.  The Midwest Warrant and the DTII Warrants were offered and sold as part of a private placement solely to “accredited investors” as that term is defined under Rule 501(a) under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act. The Company did not pay any underwriter discounts or commissions in connection with the issuance of the Midwest Warrant and the DTII Warrants.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1

Settlement Agreement and Releases dated March 12, 2021 between EVO Transportation & Energy Services, Inc., Midwest Bank, Dan Thompson II, LLC, Antara Capital LP, Antara Capital Master Fund LP, Antara Capital GP, LLC, Antara Capital Fund GP LLC, CEOF Holdings, LP and Himanshu Gulati, and Danny R. Cuzick, individually and as Holders’ Representative on behalf of Damon R. Cuzick, Theril H. Lund, and Thomas J. Kiley.

10.2	Warrant Agreement dated March 17, 2021 between EVO Transportation & Energy Services, Inc. and Midwest Bank.

10.3	Warrant Agreement dated March 17, 2021 between EVO Transportation & Energy Services, Inc. and Dan Thompson II, LLC ($2.50).

10.4	Warrant Agreement dated March 17, 2021 between EVO Transportation & Energy Services, Inc. and Dan Thompson II, LLC ($0.01).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 23, 2021	By:	/s/ Thomas J. Abood
	Its:	Chief Executive Officer